EXHIBIT E

Joint Filing Statement

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

June 23, 2014	AMERICAN CEMETERIES INFRASTRUCTURE INVESTORS, LLC
	BY:	AIM UNIVERSAL HOLDINGS, LLC
	ITS:	Manager

	By:	/s/Robert B. Hellman, Jr.
Robert B. Hellman, Jr.
Managing Member

AIM UNIVERSAL HOLDINGS, LLC

	By:	/s/Robert B. Hellman, Jr.
Robert B. Hellman, Jr.
Managing Member

/s/Matthew P. Carbone
MATTHEW P. CARBONE

/s/George E. McCown
GEORGE E. MCCOWN

/s/Robert B. Hellman, Jr.
ROBERT B. HELLMAN, JR.

/s/Judy Bornstein
JUDY BORNSTEIN